Exhibit 99.2

JMDA Investor Presentation Q2 2020 © JMDA Investor Presentation Q2 2020. All Rights Reserved.

Statements in this presentation concerning the future expectations and plans of Jerrick Media Holdings, Inc. (the “Company”), including, without limitation, the Company’s future earnings, partnerships and technology solutions, may constitute forward - looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward - looking statements, which include words such as "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward - looking statements are reasonable, the Company cannot guarantee such outcomes. The Company may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward - looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled "Risk Factors" in the Company’s most recent Annual Report on Form 10 - K and the Company’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward - looking statements should be regarded solely as the Company’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward - looking statements. The Company cannot guarantee future results, events, levels of activity, performance or achievements. The Company does not undertake and specifically declines any obligation to update, republish, or revise any forward - looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law. © JMDA Investor Presentation Q2 2020. All Rights Reserved.

Jerrick Media Holdings, Inc. (OTCQB: JMDA) provides technology solutions for content creators, brands, and their respective audiences with its fl agship digital media platform Vocal . © JMDA Investor Presentation Q2 2020. All Rights Reserved.

What is Vocal? Vocal is one of the fastest growing communities for creators, writers, musicians, podcasters, photographers, and more. With over 600,000 creators in the network and more than 10 million monthly visitors powering topic - specific communities, Vocal helps creators get discovered and fund their creativity. Watch the video © JMDA Investor Presentation Q2 2020. All Rights Reserved.

For creators, by creators Designed and developed by technology professionals from all over the world, the Vocal platform presents stories from over 600,000+ creators within a beautiful, mobile - first user interface. Why creators choose Vocal: ✓ No interruptive or display advertising ✓ It’s simpler than managing a blog CMS ✓ Monetization opportunities ✓ Open - canvas content creation editor ✓ Safe and curated environment ✓ Engaged communities ✓ Beautiful, mobile - first interface © JMDA Investor Presentation Q2 2020. All Rights Reserved.

© JMDA Invest How Vocal works for creators 1. Create Vocal’s best - in - class storytelling tools make it easy for creators of all kinds to produce beautiful, engaging rich - media content. 2. Share Creators share stories on Vocal’s owned and operated communities to grow their audience, get discovered, and connect with like - minded creators and readers. 3. Earn Creators can earn money every time their story is read, compete in challenges, receive microtransactions, and by partnering with us on Vocal for Brands campaigns. or Presentation Q2 2020. All Rights Reserved.

“In the current environment, we're uniquely suited to give people hope at home — even when the world stops, creating, connecting, and earning on Vocal never does.” Justin Maury, President of Jerrick and Founder of Vocal Connect on LinkedIn or view Justin’s stories on Vocal

Diverse communities

Vocal is powered by our unique creators and their authentic stories; we attract millions of fans monthly across our dozens of owned-and-operated communities. Each community covers a distinct niche interest, which means that our audiences are hyper-engaged and hyper-loyal.

This makes for a richer creator experience, and provides Jerrick with a rich pool of content for adaptation to film, television, digital shorts, books, and comic series. Vocal's unique community structure means that our creators are set up for success from the get-go, while giving Jerrick an opportunity to partner with our creators for high-touch production ventures and grow its portfolio of media assets.

Age	Gender	Global	Device
59% 18-34	**45%** Male	**57%** US	**76%** Mobile
41% 35-54+	**55%** Female	**14%** UK	**24%** Desktop

© JMDA Investor Presentation Q2 2020. All Rights Reserved.


WANDER
journal
VIVA
Beat
families
PROOF
BLUSH
humans
SWAMP
PetLife
STYLED
PHOTOGRAPHY

Proprietary moderation system pairing technology automation with human - touch curation. Safety and compliance All of Vocal's user - generated content runs through a proprietary moderation system that filters out toxic content, ensuring that our curated, high - quality platform environment stays that way. We constantly monitor activity on our platform to ensure regulatory compliance with our Terms of Use, Community Guidelines, and follow best practices handling personally identifiable information with guidance from the published General Data Protection Regulation (GDPR) and California Consumer Privacy Act (CCPA). As the standards change, so will we — Vocal was built to be flexible, and can adapt to any future changes in the regulatory landscape. Automated detection of hate speech, copyright infringement, plagiarism, violence, and NSFW images means that diverse opinions are encouraged, while toxic content is rejected. Continuous monitoring to ensure compliance with our Terms of Service and Community Guidelines. Safe and inclusive space for all Vocal stakeholders. © JMDA Investor Presentation Q2 2020. All Rights Reserved.

Powered by authentic creators of all shapes and sizes

Vocal appeals to creators-of-all-kinds. From emerging musicians to influential videographers, Vocal helps creators fund their creativity and build their brand.

- Podcasters
- Writers & Bloggers
- Video Creators
- Gaming Creators
- Musicians
- Creators-of-all-kinds


Savannah McKinley
Ruby Dhal
Mark Sorace
Jerome Shaw
Jade Darmawangsa
Dar'Jae Shyree
Romon Yang
Jonathan Sim
Nathalia Ramos
Natalie Lennard

© JMDA Investor Presentation Q2 2020. All Rights Reserved.

“Instead of making money through traditional advertising, our team decided we’d rather partner with creators, connect them to an audience, and all make money together.” Jeremy Frommer, CEO of Jerrick Connect on LinkedIn or view Jeremy's stories on Vocal

Virtuous Revenue Cycle

Jerrick generates a steady stream of revenues on the Vocal platform from a variety of revenue touch-points built into the platform; crucially, each of these revenue streams is designed to create scalable and equitable opportunities for all platform stakeholders.

Our platform generates value by bringing together and connecting creators, audiences, and brands, while facilitating **interactions** and **transactions** within a singular ecosystem. We call this a Virtuous Revenue Cycle, because any one stakeholder can play multiple roles, and every transaction creates value on multiple fronts. Success for one begets success for all, and the platform continues to grow.


Creators
Subscription Revenue
Brands
Production + Marketing Revenue
Audience
Transaction Revenue

© JMDA Investor Presentation Q2 2020. All Rights Reserved.

Creators

Subscription Revenue

Upgrading to a Vocal+ paid subscription allows members to do everything they already do on Vocal, and more. From increased earnings to premium features, Vocal+ members can take advantage of opportunities and rewards to fund their creativity.

Benefits	Vocal	Vocal+
Earnings per 1,000 reads	$3.80	$6.00
Transaction fees	7%	2.9%
Min. withdrawal balance	$35	$20
Weekly Vocal+ Exclusive Challenges	✘	✓
Vocal+ profile badge	✘	✓


Vocal+ Membership
Weekly creator challenges
Earn $6.00 / 1000 reads
Only 2.9% transaction fees on tips
$20 payout minimum
Vocal+ Member badge
Early access to new features
Upgrade for $9.99/month
Upgrade for $99/year (save $20)
By subscribing, you agree to our Terms of Use. Your payment method will be charged a recurring fee, unless you decide to cancel. No refunds for memberships canceled between billing cycles.

© JMDA Investor Presentation Q2 2020. All Rights Reserved.

Transaction Revenue We understand the value of good content, and our creators do too. With Tipping and other transactional opportunities, audiences can engage and support their favorite Vocal creators by actively investing in their creativity. Vocal takes a platform processing fee on all transactions. A single transaction can create value across the board — a creator earns, a fan is entertained, Vocal generates revenues, and everybody wins. Facilitating transactions is one of the hallmarks of Vocal’s technology, and it’s at the center of how we all get value for ourselves while generating it for others. Vocal utilizes Stripe for payment processing, and currently supports Apple Pay and Google Wallet. A udience s © JMDA Investor Presentation Q2 2020. All Rights Reserved.

Brands

Production + Marketing Revenue

We believe that like our creators, all brands have a story to tell. Our content studio, Vocal for Brands, specializes in producing authentic and educational branded stories. We leverage our first-party platform data and creator community to help us do it.

Vocal for Brands takes the guesswork out of brand storytelling. We connect brands with like-minded Vocal creators from our network to ensure the right story is told, and that the right audience hears it. The combination of Vocal's hyper-engaged audiences, user-generated communities, and brand-safe environment help brands achieve maximum ROAS (return on ad spend). Gone are the days of overpriced campaigns whose value stops as soon as the campaign dollars do–even when the campaign is over, brand stories live on in perpetuity.

DAILY HARVEST vimeo lull hims FOREO


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© JMDA Investor Presentation Q2 2020. All Rights Reserved.

Sustainable and scaleable revenues

We mean it when we say that creators and brands are our partners. Each interaction that takes place on Vocal reverberates throughout the ecosystem. Every new story published, tip sent, story liked, and Vocal+ upgrade is an asset to the platform as a whole, and impacts all stakeholders–the creators, brands, audiences, and Vocal itself.

A continuous exchange of value between hyper-engaged communities and transaction touchpoint generates sustainable and scalable revenues.


Creators
Vocal
Readers
Brands
Vocal provides best-in-class tools, moderated communities, and monetization opportunities
Creators of all shapes and sizes provide engaging content for readers
Creators pay for Vocal+ subscriptions / platform fees
Readers give creators feedback & support via tips / pledges
Vocal provides brand safety, insightful data, and conversions
Brands provide creator produced, non-interruptive brand content
Brands pay for brand subscriptions and Vocal for Brands Studio campaigns
Readers provide brands with an engaged audience and conversions
Creator Revenue
Audience Revenue
Brand Revenue

© JMDA Investor Presentation Q2 2020. All Rights Reserved.

“With its living, breathing, digital ecosystem, the Vocal platform is primed to expand organically through acquisitions and global application of its proprietary technology. Jeremy Frommer, CEO of Jerrick Connect on LinkedIn or view Jeremy's stories on Vocal

© JMDA Investor Presentation Q2 2020. All Rights Reserved. Acquisitions Any company, large or small, must continually harness and apply data in order to stay competitive. Doing it well requires time, money, and expertise that are beyond what most brands want to allocate. We can help revitalize and resuscitate distressed media content from legacy sites that rely on intrusive marketing tactics. Our ideal investment opportunities and acquisition candidates are media libraries, online communities, DTC brands, and agencies that we can add to our platform and Vocal for Brands studio businesses. Screenshot is for example purposes only and doesn’t not imply any potential acquisitions. Distressed media asset content Revitalized distressed asset content Transition to Vocal

White - labeled opportunities Vocal’s underlying technology can be customized and adapted for companies and organizations looking to cultivate their own digital community within a beautiful, easy to navigate, content network . Potential white - labelled applications include : • Professional sports • Universities • Municipalities • Non - profits • Healthcare systems • Professional societies • Financial services © JMDA Investor Presentation Q2 2020. All Rights Reserved.

Content without borders Vocal can be replicated and adapted for use in localized markets, and generate outsized value for any geographical region we enter. The increasing adoption of social media platforms worldwide and in multiple languages represents a big opportunity for Vocal. Our expertise in content moderation, platform security, and community building is the ideal solution for investors across the world seeking to empower the people and businesses in their region. Current Vocal markets Potential future Vocal markets © JMDA Investor Presentation Q2 2020. All Rights Reserved.

Vocal is owned - and - operated by Jerrick Media Holdings, Inc. (OTCQB:JMDA)

© JMDA Investor Presentation Q2 2020. All Rights Reserved. For all inquiries, please contact us at info@jerrick.media